The Record of Organization of Berlin Mills Railway, Inc. having been submitted to me, I have examined the same and find that it conforms to the provisions of the Business Corporation Law, and it is hereby approved.


Dated  January 30, 1970

                                                      /s/ Irma A. Matthews
                                                      --------------------------
                                                      Assistant Attorney General


                             STATE OF NEW HAMPSHIRE

                                  -------------

                        Office of the Secretary of State
                           Filed for record this 30th
                              day of January, 1970
                              at 4:25 p.m. o'clock
                              /s/ Edward C. Kelley
                              --------------------
                                     DEPUTY
                               SECRETARY OF STATE

                                     D-T5771

                           BERLIN MILLS RAILWAY, INC.

     Petition for authority to acquire the railroad of the Brown Company in the City of Berlin and the Town of Gorham, and to operate as a railroad corporation therein.

                                     ..00..

     Appearances: For the petitioners, Guy A. Swenson, Jr.

                                     ..00..

                                     REPORT

     By petition filed November 26, 1969, the Berlin Mills Railway, Inc. seeks authority to acquire the Berlin Mills Railway, a division of the Brown Company in Berlin, approximately 68% of which is owned by Gulf and Western Industries, Inc. Hearing thereon was held at Concord on December 30 at which no one appeared in opposition to the petition.

     Three individuals, Leo E. Patry, Franklin Hollis, and Guy A. Swenson, Jr., have associated themselves as incorporators and seek authority, pursuant to RSA 294:2, as amended, to organize a corporation for the purpose of acquiring and operating the railroad facilities, which have been in operation since 1852 in the City of Berlin and the Town of Gorham. The corporation will issue 150 shares of its Common Stock to the Brown Company at par value of $100.00 per share. In return for this, the Brown Company will convey to the Berlin Mills Railway, Inc., all land, buildings, structures and trackage in the City of Berlin and the Town of Gorham, which is now owned by the Brown Company, which is used, or held for use in connection with the operation of the railway. The Brown Company will also convey railway operating equipment consisting of two 70-ton diesel locomotives, 12 box cars 50-feet in length, 36 box cars 40-feet in length, 13 flat cars, 10 gondola cars, three hopper cars, a snow plow, wrecking car, two section motor cars, one tie tamper, two lorry cars, and other maintenance equipment in accordance with an Agreement filed in this proceeding, and executed by the Brown Company and the incorporators of the Berlin Mills Railway, Inc.

     The railroad involved consists of approximately 12.7 miles of track. It interchanges cars with the Boston & Maine Corporation on the east side of the Androscoggin River, and with the Canadian National Railways on the west side of the river. In addition to this, it at times transfers cars from the Boston & Maine to the Canadian National as a bridge service, but it is essentially a switching railroad and performs a transfer service between the various mills of the Brown Company located in Berlin and in Gorham. Freight traffic handled by this railroad is estimated to be 60% inbound and 40% outbound.

     Its switching tariffs and services are used in both interstate and intrastate commerce and it is, accordingly, subject to the jurisdiction of both the Interstate Commerce Commission (hereinafter sometimes referred to as "ICC") and the Public Utilities Commission.

     The corporation has been created to operate the railroad service as a separate entity rather than to continue as a division of the Brown Company. It is alleged that certain accounting and other advantages will accrue, and that the ICC regulations can be more readily met through a separate corporation, even though its stock is owned by the Brown Company.

     There are approximately 30 men employed by the railroad which include locomotive engineers, firemen, and brakemen who are members of the National Railroad Unions, while the section and maintenance men are members of the United Brotherhood Local No. 75 of Berlin. The incorporators have assured the members of the unions that there will be no change in labor contracts. There has been no opposition expressed to the proposal by members or representatives of the union.

     Effective December 31, 1969, the Interstate Commerce Commission, in Finance Docket No. 25945 entitled "Berlin Mills Railway, Inc. - Stock", certified that the present and future public convenience and necessity require the acquisition and operation of the Berlin Mills Railway by the Berlin Mills Railway, Inc. In these proceedings, the ICC authorized the issuance of 150 shares of Berlin Mills Railway, Inc. Common Stock, par value $100. per share, in exchange for the Brown Company's interests in the Railroad assets and properties now operated as a division of the Brown Company.

     Upon consideration of all the facts, the Commission is of the opinion that the formation of the Berlin Mills Railway, Inc., as herein proposed will be for the public good, and that, upon said formation, the Berlin Mills Railway, Inc. be authorized to acquire, maintain, and operate the line of railroad within this state as requested. Our order will issue accordingly.

                                                    GERARD O. BERGEVIN
                                                 ------------------------
                                                       Commissioner

Francis J. Riordan, Chairman, did not sit.

Thomas A. Power, Commissioner

Concurring

January 15, 1970

================================================================================

                             State of New Hampshire

                                   ---------

Be it known that whereas

     FRANKLIN HOLLIS AND GUY A. SWENSON, JR. BOTH OF CONCORD, NEW HAMPSHIRE
                                       AND
                      LEO E. PATRY OF BERLIN, NEW HAMPSHIRE

have associated themselves with the intention of forming a corporation under the name of

                           BERLIN MILLS RAILWAY, INC.
                                 for the purpose

To acquire, maintain and operate the lines of railroad existing within this State heretofore operated by Berlin Mills Railway, an unincorporated common carrier by rail owned by and operated as a separate and distinct department of Brown Company, a Delaware corporation; and for other purposes as set forth in the Articles of Agreement.

with a capital stock consisting of

150 shares with par value at $100; 150 shares with par value at $100 authorized to be issued at the present time.

and have complied with the provisions of the statutes of this State in such case made and provided as appears from the record of organization of said corporation duly approved by the assistant attorney-general and recorded in this office; now therefore

     I, EDWARD C. KELLEY, Deputy Secretary of State of New Hampshire, do hereby certify

         A TRUE COPY
  ATTEST
  /s/ Charles P. Amyot
  -------------------------

          SECRETARY
N.H. PUBLIC UTILITIES COMMISSION



                           THE STATE OF NEW HAMPSHIRE

                             RECORD OF ORGANIZATION

                                       OF

                           BERLIN MILLS RAILWAY, INC.


                              ARTICLES OF AGREEMENT

     We, the undersigned, being all of lawful age, do hereby associate ourselves together for the purpose of founding a corporation under the provisions of Chapter 294 of the New Hampshire Revised Statutes Annotated.

                                    ARTICLE I

     The name of this corporation shall be Berlin Mills Railway, Inc.

                                   ARTICLE II

     The objects and purposes for which this corporation is organized are as follows:

     To acquire, maintain and operate the lines of railroad existing within this State heretofore operated by Berlin Mills Railway, an unincorporated common carrier by rail owned by and operated as a separate and distinct department of Brown Company, a Delaware corporation, in the City of Berlin and Town of Gorham, in the State of New Hampshire, and in connection therewith:

     (1) To do a general transportation business; to transport, carry, haul, distribute, deliver and handle passengers, freight, baggage, mail, express, goods, wares, merchandise and other property of every kind and nature, by railroad, truck, bus and other means of transportation or by any thereof;

     (2) To purchase, construct, establish, lease or otherwise acquire, own, operate, maintain, hold and use, mortgage, sell or otherwise dispose of or deal with:

     (a) Railroads, railways, railroad and railway lines and systems, and transportation facilities, lines and systems of all kinds, operated by steam, electricity, gasoline, motor or any other motive powers whatsoever, and bus, automobile, motor coach and truck lines;

     (b) Terminal properties and depots, freight and passenger station houses, rights of way, tramways and tracks, bridges, trestles, tunnels, signals and signal systems, car houses, engine houses, roundhouses, turntables, transfer tables, freight coal and wood houses and sheds, snowsheds, warehouses, storage and coal storage facilities, machine and repair shops, freight, stock and repair yards, power plants and power houses for the development, generation, transmission or utilization of water, steam, electric or other power, plants for any form of lighting or heating, pipe lines, ice and refrigerating plants, oil, water or gas tanks and wells, grain or other elevators, wharves, docks, piers, slips, landings, drydocks, derricks, airports, landing areas, hangars, hotels, boarding houses, eating houses, hospital and all other buildings, structures, superstructures, property fixtures, appliances and appurtenances necessary or useful in connection therewith;

     (c) Cars, locomotives, engines, rolling stock and railway equipment of all kinds; motors, buses, trucks, automobiles, ferries, barges, tugs and other craft, towing, salvage and wrecking outfits, and all tools, machinery, appliances, equipment, mechanical and electrical devices and property of every kind and nature necessary or useful in connection therewith; and

     (d) Any and all other property, real, personal or mixed, and wheresoever situated, whether or not similar to any property above described, which may be necessary or useful in connection with the business referred to in this Article II.

     (3) To purchase or otherwise acquire, own, hold, develop, operate, mortgage, sell and convey, or demise, lease, let and hire business and residential properties, agricultural, timber, mineral and other lands, mines, deposits, quarries, ditches, water and water rights, and other real property of every kind and description or estates or interests therein;

     (4) To purchase, manufacture, or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, lease, let, hire, trade, deal in and deal with, goods, wares and merchandise and personal property of every kind and description;

     (5) To purchase, lease, or otherwise acquire, own, hold, control, operate and use franchises, easements, grants, powers, permits, rights, licenses, privileges, and immunities, and other property of every kind and description;

     (6) To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, deed of trust, pledge or otherwise of its property and franchises presently owned or thereafter acquired, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description;

     (7) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof provided the same be not inconsistent with the laws under which this corporation is organized;

     (8) To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stock, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers therein; to guarantee the payment of dividends upon any stock, or the principal or interest or both, of any bonds or other obligations, and the performance of any contracts;

     (9) To purchase, hold, sell and transfer the shares of its own capital stock so far as may be permitted by the laws of the State of New Hampshire;

     (10) To have one or more offices and to carry on any or all of its operations and business in any of the states, districts, territories or colonies of the United States, in the Provinces of Canada, and in any and all foreign countries, subject to the laws of such state, district, territory, colony, province or country;

     (11) In general, to carry on any or all of the business of the corporation as principal, agent or contractor, and to carry on any other business incidental to and in connection with the foregoing and to have and exercise all the powers conferred by the laws of New Hampshire upon corporations formed under the business corporation law, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                                   ARTICLE III

     The principal place of business of this corporation shall be located in Berlin, County of Coos, and State of New Hampshire, but the corporation may carry on any portion of its business within or without said State. Meetings of stockholders may be held within or without the State of New Hampshire as may be provided by the bylaws.

                                   ARTICLE IV

     The capital stock of this corporation shall consist of one hundred fifty
(150) shares of common stock having a par value of one hundred dollars ($100) per share, and each share thereof shall be entitled to one vote and shall be on a par in all other respects with all other shares of common stock.

                                    ARTICLE V

     The first meeting of incorporators shall be held at the offices of Sulloway Hollis Godfrey & Soden, 9 Capitol Street, Concord, New Hampshire, on the 19th day of November, 1969, at 9:30 o'clock in the forenoon.


/s/  Leo E. Patry                                   Brown Company, Berlin, N.H.
- ----------------------------------

/s/ Franklin Hollis                                 9 Capitol St., Concord, N.H.
- ----------------------------------

/s/ Guy A. Swenson, Jr.                             9 Capitol St., Concord, N.H.
- ----------------------------------

                            AFFIDAVIT OF AUTHENTICITY


     This is to certify that the appended copy of "Record of Organization of Berlin Mills Railway, Inc., Articles of Agreement" is an identical copy of the same document filed with the New Hampshire Public Utilities Commission on November 26, 1969, at 9:30 a.m.

     The New Hampshire Public Utilities Commission has scheduled a hearing in Docket D-T5771, a Petition of Leo E. Patry, Franklin Hollis and Guy A. Swenson, Jr., to form a corporation to be known as Berlin Mills Railway, Inc., and for related authorities for which the hearing shall take place on December 30, 1969, at 11:00 a.m. at the offices of the Commission in Concord, New Hampshire.


                                      NEW HAMPSHIRE PUBLIC UTILITIES COMMISSION

                                      /s/ Charles P. Amyot
                                      ---------------------------
                                      Charles P. Amyot
                                      Secretary

CPA/cp
December 5, 1969

                           THE STATE OF NEW HAMPSHIRE

                             RECORD OF ORGANIZATION

                                       OF

                           BERLIN MILLS RAILWAY, INC.


                              ARTICLES OF AGREEMENT

     We, the undersigned, being all of lawful age, do hereby associate ourselves together for the purpose of founding a corporation under the provisions of Chapter 294 of the New Hampshire Revised Statutes Annotated.

                                    ARTICLE I

     The name of this corporation shall be Berlin Mills Railway, Inc.

                                   ARTICLE II

     The objects and purposes for which this corporation is organized are as follows:

     To acquire, maintain and operate the lines of railroad existing within this State heretofore operated by Berlin Mills Railway, an unincorporated common carrier by rail owned by and operated as a separate and distinct department of Brown Company, a Delaware corporation, in the City of Berlin and Town of Gorham, in the State of New Hampshire, and in connection therewith:

     (1) To do a general transportation business; to transport, carry, haul, distribute, deliver and handle passengers, freight, baggage, mail, express, goods, wares, merchandise and other property of every kind and nature, by railroad, truck, bus and other means of transportation or by any thereof;

     (2) To purchase, construct, establish, lease or otherwise acquire, own, operate, maintain, hold and use, mortgage, sell or otherwise dispose of or deal with:

     (a) Railroads, railways, railroad and railway lines and systems, and transportation facilities, lines and systems of all kinds, operated by steam, electricity, gasoline, motor or any other motive powers whatsoever, and bus, automobile, motor coach and truck lines;

     (b) Terminal properties and depots, freight and passenger station houses, rights of way, tramways and tracks, bridges, trestles, tunnels, signals and signal systems, car houses, engine houses, roundhouses, turntables, transfer tables, freight coal and wood houses and sheds, snowsheds, warehouses, storage and coal storage facilities, machine and repair shops, freight, stock and repair yards, power plants and power houses for the development, generation, transmission or utilization of water, steam, electric or other power, plants for any form of lighting or heating, pipe lines, ice and refrigerating plants, oil, water or gas tanks and wells, grain or other elevators, wharves, docks, piers, slips, landings, drydocks, derricks, airports, landing areas, hangars, hotels, boarding houses, eating houses, hospital and all other buildings, structures, superstructures, property fixtures, appliances and appurtenances necessary or useful in connection therewith;

     (c) Cars, locomotives, engines, rolling stock and railway equipment of all kinds; motors, buses, trucks, automobiles, ferries, barges, tugs and other craft, towing, salvage and wrecking outfits, and all tools, machinery, appliances, equipment, mechanical and electrical devices and property of every kind and nature necessary or useful in connection therewith; and

     (d) Any and all other property, real, personal or mixed, and wheresoever situated, whether or not similar to any property above described, which may be necessary or useful in connection with the business referred to in this Article II.

     (3) To purchase or otherwise acquire, own, hold, develop, operate, mortgage, sell and convey, or demise, lease, let and hire business and residential properties, agricultural, timber, mineral and other lands, mines, deposits, quarries, ditches, water and water rights, and other real property of every kind and description or estates or interests therein;

     (4) To purchase, manufacture, or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, lease, let, hire, trade, deal in and deal with, goods, wares and merchandise and personal property of every kind and description;

     (5) To purchase, lease, or otherwise acquire, own, hold, control, operate and use franchises, easements, grants, powers, permits, rights, licenses, privileges, and immunities, and other property of every kind and description;

     (6) To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, deed of trust, pledge or otherwise of its property and franchises presently owned or thereafter acquired, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description;

     (7) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof provided the same be not inconsistent with the laws under which this corporation is organized;

     (8) To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stock, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers therein; to guarantee the payment of dividends upon any stock, or the principal or interest or both, of any bonds or other obligations, and the performance of any contracts;

     (9) To purchase, hold, sell and transfer the shares of its own capital stock so far as may be permitted by the laws of the State of New Hampshire;

     (10) To have one or more offices and to carry on any or all of its operations and business in any of the states, districts, territories or colonies of the United States, in the Provinces of Canada, and in any and all foreign countries, subject to the laws of such state, district, territory, colony, province or country;

     (11) In general, to carry on any or all of the business of the corporation as principal, agent or contractor, and to carry on any other business incidental to and in connection with the foregoing and to have and exercise all the powers conferred by the laws of New Hampshire upon corporations formed under the business corporation law, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                                   ARTICLE III

     The principal place of business of this corporation shall be located in Berlin, County of Coos, and State of New Hampshire, but the corporation may carry on any portion of its business within or without said State. Meetings of stockholders may be held within or without the State of New Hampshire as may be provided by the bylaws.

                                   ARTICLE IV

     The capital stock of this corporation shall consist of one hundred fifty
(150) shares of common stock having a par value of one hundred dollars ($100) per share, and each share thereof shall be entitled to one vote and shall be on a par in all other respects with all other shares of common stock.

                                    ARTICLE V

      The first meeting of incorporators shall be held at the offices of Sulloway Hollis Godfrey & Soden, 9 Capitol Street, Concord, New Hampshire, on the 19th day of November, 1969, at 9:30 o'clock in the forenoon.


/s/  Leo E. Patry                                   Brown Company, Berlin, N.H.
- ----------------------------------

/s/ Franklin Hollis                                 9 Capitol St., Concord, N.H.
- ----------------------------------

/s/ Guy A. Swenson, Jr.                             9 Capitol St., Concord, N.H.
- ----------------------------------

                             State of New Hampshire

                                   ----------

Be it know that wheras

FRANKLIN HOLLIS AND GUY A. SWNESON, JR. BOTH OF CONCORD, NEW HAMSHIRE

                                       AND

                     LEO E. PATRY OF BERLIN, NEW HAMPSHIRE

have associated themselves with the intention of forming a corporation under the name of

                           BERLIN MILLS RAILWAY, INC.

                                for the purpose

To acquire, maintain and operate the lines of railroad existing within this State heretofore operated by Berlin Mills Railway, unincorporated common carrier by rail owned by and operated as a separate and distinct department of Brown Company, a Delaware corporation: and distinct department of Brown Company, a Delaware corporation: and for other purposes as set forth in the Articles of Agreement with a capital stock consisting of

150 shares with par value at $100; 150 shares with par value at $100 authorized to be issued at the present time.

and have complied with the provisions of the statutes of this State in such case made and provided as appears from the record of organization of said corporation duly approved by the [ILLEGIBLE] assistant attorney-general and recorded in this office; now therefore

I, EDWARD C. KELLEY, Deputy Secretary of State of New Hampshire, do hereby certify that said

FRANKLIN HOLLIS                                              GUY A. SWENSON, JR.
                                  LEO E. PATRY

their associates and successors, are legally organized and established as, and are hereby made, an existing corporation under the name of

                           BERLIN MILLS RAILWAY, INC.

with the powers, rights and privileges, and subject to the limitations, duties and restrictions, which by law appertain thereto.



                                        Witness my official hereunto subscribed
                                        and the seal of the State of New
                                        Hampshire affixed, this thirtieth day of
                                        January in the year one thousand nine
                                        hundred and seventy
[SEAL]
                                        Edward C. Kelly
                                        ---------------
                                        Deputy Secretary of State.

                                 ORDER NO. 9863

     Upon consideration of the foregoing report, which is made a part hereof; it is

     ORDERED, that Leo E. Patry, Franklin Hollis, and Guy A. Swenson, Jr. be, and hereby are, authorized to form and incorporate the Berlin Mills Railway, Inc.; and it is

     FURTHER ORDERED, that the Berlin Mills Railway, Inc., be, and hereby is, authorized to acquire, maintain, and operate the railroad facilities consisting of the tracks and equipment now owned by the Brown Company in the City of Berlin and the Town of Gorham, all of which is in Coos County.

     By order of the Public Utilities Commission of New Hampshire this fifteenth day of January, 1970.


                                                       /s/ Charles P [ILLEGIBLE]
                                                                       Secretary